UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2020 (April 23, 2020)

DRAFTKINGS INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38908	83-4052441
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Berkeley Street, 5th Floor

Boston, MA 02116

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (617) 986-6744

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	DKNG	The Nasdaq Stock Market LLC
Warrants to purchase one share of Class A common stock, each at an exercise price of $11.50 per share	DKNGW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On April 23, 2020 (the “Closing Date”), Diamond Eagle Acquisition Corp., our predecessor company (“DEAC”), consummated the previously announced business combination (the “Business Combination”) pursuant to the terms of: (i) the business combination agreement (as amended by Amendment No. 1 thereto, dated April 7, 2020, the “Business Combination Agreement”) with DraftKings Inc., a Delaware corporation (“Old DK”), SBTech (Global) Limited, a company limited by shares, incorporated in Gibraltar and continued as a company under the Isle of Man Companies Act 2006, with registration number 014119V (“SBTech”), the shareholders of SBTech (the “SBT Sellers”), Shalom Meckenzie, in his capacity as the SBT Sellers’ Representative, DEAC NV Merger Corp., a Nevada corporation and a wholly-owned subsidiary of DEAC (“DEAC NV”) and DEAC Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of DEAC (“Merger Sub”) and (ii) the agreement and plan of merger, dated as of March 12, 2020, by and among DEAC and DEAC NV.

Immediately upon the completion of the Business Combination and the other transactions contemplated by the Business Combination Agreement (the “Transactions”, and such completion, the “Closing”), Old DK became a direct wholly-owned subsidiary of DEAC NV. In connection with the Transactions, DEAC NV changed its name to DraftKings Inc. (“New DraftKings” or “DraftKings”).

Unless the context otherwise requires, “we,” “us,” “our,” and the “Company” refer to DraftKings Inc., a Nevada corporation, and its consolidated subsidiaries. All references herein to the “Board” refer to the board of directors of DraftKings.

Item 1.01.	Entry into a Material Definitive Agreement.

Assignment and Assumption Agreement

In connection with the Closing, the Company entered into an assignment and assumption agreement (the “Warrant Assignment Agreement”) with DEAC, Continental Stock Transfer & Trust Company (“Continental”), Computershare Trust Company, N.A. and Computershare Inc. (together, “Computershare”), pursuant to which (i) DEAC assigned to the Company all of its rights, interest and obligations under the warrant agreement governing DEAC’s warrants and (ii) Continental assigned all of its rights, interest and obligations under the warrant agreement to Computershare. Upon the Closing, all of the outstanding warrants to purchase Class A common stock of DEAC became exercisable for an equal number of shares of Class A common stock of the Company, par value $0.0001 per share (“DraftKings Class A common stock”), on the existing terms and conditions of such warrants.

The foregoing description of the Warrant Assignment Agreement does not purport to be complete and is qualified in its entirety by the full text of the Warrant Assignment Agreement, a copy of which is attached hereto as Exhibit 4.4 and is incorporated herein by reference.

Earnout Escrow Agreement

On the Closing Date, in connection with consummation of the Business Combination, DraftKings, Shalom Meckenzie, in his capacity as SBT Sellers’ Representative, Eagle Equity Partners LLC, Jeff Sagansky, Eli Baker, Harry Sloan, I.B.I. Trust Management, the trustee, and Computershare Trust Company, N.A., as escrow agent, entered into an escrow agreement (the “Earnout Escrow Agreement”) pursuant to which (i) 5,388,000 shares of DraftKings Class A common stock were delivered and deposited into a custodian account and (ii) 612,000 shares of DraftKings Class A common stock were delivered to the trustee, in each case, to be released pro-rata to the recipients thereof only upon the occurrence of certain triggering events that relate to the achievement of certain stock price thresholds of DraftKings Class A common stock at any time during a four-year period commencing on the Closing Date.

The foregoing description of the Earnout Escrow Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Earnout Escrow Agreement, which is attached hereto as Exhibit 10.8 and is incorporated herein by reference.

Share Exchange Agreement

On the Closing Date, in connection with consummation of the Business Combination, Old DK, DEAC NV and Jason Robins entered into a Share Exchange Agreement (the “Exchange Agreement”), pursuant to which, (i) Old DK issued 1,659,078 shares of its Class A common stock and 393,013,951 shares of its Class B common stock in exchange for 1,659,078 shares of common stock of Old DK (the “Share Exchange”) held by Jason Robins; (ii) DEAC NV and Old DK agreed to treat each of the Share Exchange and the Merger Share Exchange (as defined in the Exchange Agreement) as a “tax-free reorganization”; and (iii) DEAC NV and Old DK agreed to jointly and severally indemnify Jason Robins from and against any federal, state and local taxes resulting from the Share Exchange itself with respect to, or as a result of, the receipt of such shares of Old DK Class B common stock or any income recognized by Jason Robins with respect to such shares of Old DK Class B common stock received by him in connection with the Share Exchange or the shares of Class B common stock, par value $0.0001 per share, of DraftKings (“DraftKings Class B common stock”) received by him in exchange for such shares of Old DK Class B common stock (including interest and penalties, and costs and expenses incurred in connection with any audit, examination, inquiry or other action or proceeding with respect to the foregoing (including the documented fees and disbursements of the CEO's counsel related thereto)) upon the Closing.

The foregoing description of the Exchange Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Exchange Agreement, which is attached hereto as Exhibit 10.10 and is incorporated herein by reference.

Stockholders Agreement

On the Closing Date, in connection with consummation of the Business Combination, DraftKings entered into a Stockholders Agreement (the “Stockholders Agreement”) with certain initial shareholders of DEAC (the “DEAC Founder Group”), certain stockholders of Old DK (the “DK Stockholder Group”) and the SBT Sellers (the “SBT Stockholder Group” and, together with the DEAC Founder Group and the DK Stockholder Group, the “Stockholder Parties”), pursuant to which, among other things, (i) the DK Stockholder Group, the SBT Stockholder Group and the DEAC Founder Group will have the right to nominate ten, two and one director(s), respectively, to the initial board of directors of DraftKings, subject to certain independence requirements, (ii) the shares of DraftKings common stock held by the Stockholder Parties will be subject to certain transfer restrictions, and (iii) DraftKings will provide certain registration rights for the shares of DraftKings common stock held by the members of the Stockholder Parties. In addition, so long as Shalom Meckenzie (together with his immediate family members, his and their wholly-owned affiliates and any trust whose sole beneficiaries are Mr. Meckenzie and his immediate family members) continues to hold at least nine percent of the issued and outstanding shares of DraftKings Class A common stock at the time of a subsequent annual meeting, Mr. Meckenzie will have the right to nominate one director to serve on the Board, subject to the Board’s approval not to be unreasonably withheld, conditioned or delayed. Additionally, as of immediately following the Company’s 2021 annual meeting of stockholders (the “2021 Annual Meeting”), the total number of directors constituting the full board will be reduced to eleven. The nominating and corporate governance committee of the board of directors will recommend to the Company’s board of directors eleven candidates for election to the Company’s board of directors at the 2021 Annual Meeting, of which no more than eight will be any of the ten directors initially nominated to serve on the board of directors by the DK Stockholder Group.

The foregoing description of the Stockholders Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Stockholders Agreement, which is attached hereto as Exhibit 10.9 and is incorporated herein by reference.

Indemnification Agreement

On the Closing Date, DraftKings entered into indemnification agreements with each of its directors and executive officers. Each indemnification agreement provides for indemnification and advancements by DraftKings of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to DraftKings or, at our request, service to other entities, as officers or directors to the maximum extent permitted by applicable law.

The foregoing description of the indemnification agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the indemnification agreements, a form of which is attached hereto as Exhibit 10.7 and is incorporated herein by reference.

DraftKings Inc. 2020 Incentive Award Plan

At the special meeting of the DEAC stockholders held on April 23, 2020 (the “Special Meeting”), the DEAC stockholders considered and approved the DraftKings Inc. 2020 Incentive Award Plan (the “Incentive Plan”). The Incentive Plan was previously approved, subject to stockholder approval, by the board of DEAC on March 18, 2020 and by the board of Old DK on April 22, 2020. On the Closing Date, our Board ratified the approval of the Incentive Plan. The Incentive Plan became effective immediately upon the Closing of the Business Combination.

The Incentive Plan permits the Company to deliver up to 52,870,000 shares of DraftKings Class A common stock pursuant to awards issued under the Incentive Plan. The number of shares of DraftKings Class A common stock reserved for issuance under the Incentive Plan will automatically increase on the first trading day of each calendar year, beginning in 2021, by 5% of the total number of outstanding shares of DraftKings Class A common stock on December 31 of the preceding calendar year (subject to a maximum annual increase of 33,000,000 shares of DraftKings Class A common stock), or a lesser number of shares as may be determined by the board of directors. The Incentive Plan also permits the Company to deliver up to 52,870,000 shares of DraftKings Class B common stock pursuant to awards issued under the Incentive Plan. The number of shares of DraftKings Class B common stock reserved for issuance under the Incentive Plan will automatically increase on the first trading day of each year, beginning in 2021, by 5% of the total number of outstanding shares of DraftKings Class B common stock on December 31 of the preceding calendar year (subject to a maximum annual increase of 33,000,000 shares of DraftKings Class B common stock), or a lesser number of shares as may be determined by the board of directors.

A more complete summary of the terms of the Incentive Plan is set forth in the definitive Proxy Statement/Prospectus (the “Proxy”) included in the Company’s Registration Statement on Form S-4 (File No. 333-235805), filed with the Securities and Exchange Commission (the “SEC”) on April 15, 2020, in the section titled “The Incentive Award Plan Proposal”. That summary and the foregoing description of the Incentive Plan are qualified in their entirety by reference to the text of the Incentive Plan, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

DraftKings Inc. Employee Stock Purchase Plan

At the Special Meeting, the DEAC stockholders considered and approved the DraftKings Inc. Employee Stock Purchase Plan (the “ESPP”). The ESPP was previously approved, subject to stockholder approval, by the board of DEAC on March 18, 2020 and by the board of Old DK on March 11, 2020. On the Closing Date our Board ratified the approval of the ESPP. The ESPP became effective immediately upon the Closing of the Business Combination.

The ESPP permits the Company to deliver up to 5,840,000 shares of DraftKings Class A common stock pursuant to offerings under the ESPP. The number of shares of DraftKings Class A common stock reserved for issuance under the ESPP will automatically increase on the first trading day of each calendar year, beginning in 2022, by 1% of the total number of outstanding shares of DraftKings Class A common stock on December 31 of the preceding calendar year (subject to a maximum annual increase of 6,600,000 shares of DraftKings Class A common stock), or a lesser number of shares as may be determined by the board of directors.

A more complete summary of the terms of the ESPP is set forth in the Proxy in the section titled “The ESPP Proposal”. That summary and the foregoing description of the ESPP are qualified in their entirety by reference to the text of the ESPP, which is filed as Exhibit 10.5 hereto and incorporated herein by reference.

Employment Agreements

In connection with the Business Combination, DraftKings entered into an employment agreement with Jason Robins, Matthew Kalish and Paul Liberman. The employment agreement with Mr. Robins provides a base salary of $650,000, subject to annual review and increase from time to time, and an annual target bonus opportunity of 150% of base salary. The employment agreements with Mr. Kalish and Mr. Liberman provide for a base salary of $425,000, subject to annual review and increase from time to time, and an annual target bonus of 125%. The executives will be eligible to participate in benefits programs offered to employees and executives generally subject to satisfying eligibility requirements.

Each of Messrs. Robins, Kalish and Liberman is entitled to an annual equity incentive award, which will be granted within the first three months of each fiscal year (or the first seven months for fiscal year 2020), with a minimum annual target value of $6,500,000 for Mr. Robins and $3,500,000 for Messrs. Kalish and Liberman. Half of the equity incentive award granted each year will consist of time-based restricted stock units, with vesting not less favorable than quarterly vesting over four years, and half will consist of performance-based restricted stock units, with a minimum vesting period of two years and a maximum opportunity equal to at least 300% of target.

Upon a termination of employment without “cause” or for “good reason” (as those terms are defined in the employment agreements) within 18 months after, or three months before, a “change in control” (as defined in the employment agreements), each executive will receive cash severance equal to two times the sum of his salary and target bonus, payable 60 days after termination, and continued benefits for 24 months. Additionally, equity awards will vest, with performance-based awards vesting at the target level. Upon a termination of employment without cause or for good reason that is not within 18 months after, and not three months before, a change in control, each executive will receive cash severance equal to two times his salary, payable 60 days after termination, a pro rata bonus for the year of termination based on actual performance and continued benefits for 24 months. Additionally, equity awards will vest pro rata, based on actual performance for performance-based awards. Upon termination due to death or disability, equity awards will vest, based on actual performance for performance-based awards, and options will be exercisable for 12 months. Severance and termination benefits payable pursuant to the employment agreements generally are subject to the executive’s execution of a release of claims and compliance with post-closing covenants including non-competition and non-solicitation covenants that continue for 12 months following a termination of employment other than, in the case of the noncompetition covenant, a termination without cause or layoff as set forth in the Massachusetts Noncompetition Agreement Act.

The foregoing description of the employment agreements with each of Messrs. Robins, Kalish and Liberman does not purport to be complete and is qualified in its entirety by the terms and conditions of the employment agreements, which are attached hereto as Exhibit 10.4, Exhibit 10.2 and Exhibit 10.3, respectively, and incorporated herein by reference.

Seventh Amendment and Joinder to Credit Agreement

In connection with the Business Combination, on the Closing Date, DraftKings entered into the Seventh Amendment and Joinder to Amended and Restated Loan and Security Agreement (the “Credit Agreement Joinder”) with Old DK, Crown Gaming Inc., Crown DFS Inc. and Pacific Western Bank to, among other things, add DraftKings as a borrower under the existing amended loan and security agreement with Pacific Western Bank.

The foregoing description of the Credit Agreement Joinder does not purport to be complete and is qualified in its entirety by the terms and conditions of the Credit Agreement Joinder, which is attached hereto as Exhibit 10.20 and is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On April 23, 2020, DEAC held a Special Meeting at which the DEAC stockholders considered and adopted, among other matters, the Business Combination Agreement. On April 23, 2020, the parties to the Business Combination Agreement consummated the Transactions. The aggregate value of the consideration paid to Old DK stockholders and SBT shareholders in the Business Combination was approximately $2.7 billion, of which (A) approximately $2.05 billion was paid to (i) the stockholders of Old DK (the “DK Sellers”) in the form of DraftKings Class A common stock, valued at approximately $10.12 per share (the redemption price for DEAC’s public shares in the Business Combination) and (ii) the holders of vested options and warrants exercisable for Old DK equity in the form of newly issued options and warrants of DraftKings exercisable for DraftKings Class A common stock, and (B) approximately €590 million was be paid to the SBT Sellers and holders of vested options exercisable for equity of SBTech, in the form of (i) €180 million in cash, subject to adjustments for working capital and net debt of SBTech and certain other items and (ii) approximately €410 million in shares of DraftKings Class A common stock, valued at the redemption price for DEAC’s public shares in the Business Combination, and in the form of newly issued options of DraftKings exercisable for DraftKings Class A common stock. Outstanding unvested options exercisable for Old DK or SBTech equity were converted into unvested options exercisable for shares of DraftKings Class A common stock. In addition, in connection with the Business Combination, Mr. Robins received an additional number of shares of DraftKings Class B common stock such that as of immediately following the completion of the Business Combination, Mr. Robins held approximately ninety percent (90%) of the voting power of the capital stock of DraftKings on a fully-diluted basis.

Prior to the Special Meeting, holders of 8,928 shares of DEAC’s Class A common stock sold in its initial public offering (“Public Shares”) exercised their right to redeem those shares for cash at a price of approximately $10.12 per share, for an aggregate of $90,391.89. Immediately after giving effect to the Business Combination (including as a result of the redemptions described above), there were 312,451,027 issued and outstanding shares of DraftKings Class A common stock. Upon the Closing, DEAC’s Class A common stock and warrants ceased trading, and DraftKings Class A common stock and warrants began trading on The Nasdaq Stock Market LLC (“Nasdaq”). DEAC’s public units automatically separated into their component securities upon consummation of the Business Combination and, as a result, no longer trade as a separate security and were delisted from Nasdaq. As of the Closing Date, our directors and executive officers and affiliated entities beneficially owned approximately 32.9% of the outstanding shares of DraftKings Class A common stock, and the former securityholders of DEAC beneficially owned approximately 14.0% of the outstanding shares of DraftKings Class A common stock.

Forward-Looking Statements

This Current Report on Form 8-K, or some of the information incorporated herein by reference, contains statements that are forward-looking and as such are not historical facts. This includes, without limitation, statements regarding the financial position, business strategy and the plans and objectives of management for future operations. These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this Current Report on Form 8-K, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. When the Company discusses its strategies or plans, it is making projections, forecasts or forward-looking statements. Such statements are based on the beliefs of, as well as assumptions made by and information currently available to, DraftKings’ management. Forward-looking statements in this Current Report on Form 8-K and in any document incorporated by reference in this Report may include, for example, statements about:

•	our ability to maintain the listing of our common stock on Nasdaq following the Business Combination;

•	our ability to raise financing in the future;

•	our success in retaining or recruiting, or changes required in, our officers, key employees or directors;

•	our ability to effectively compete in the global entertainment and gaming industries;

•	our ability to successfully acquire and integrate new operations;

•	our ability to obtain and maintain licenses with gaming authorities;

•	our inability to recognize deferred tax assets and tax loss carryforwards;

•	market conditions and global and economic factors beyond our control, including the potential adverse effects of the ongoing global coronavirus (COVID-19) pandemic on capital markets, general economic conditions, unemployment and our liquidity, operations and personnel;

•	intense competition and competitive pressures from other companies worldwide in the industries in which we operate;

•	litigation and the ability to adequately protect New DraftKings’ intellectual property rights; and

•	other factors detailed under the section titled “Risk Factors” beginning on page 47 of the Proxy and incorporated herein by reference.

The forward-looking statements contained in this Current Report on Form 8-K and in any document incorporated by reference are based on current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those that the Company has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the Company’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the Proxy in the section titled “Risk Factors” beginning on page 47, which is incorporated herein by reference. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Business

The business of DEAC prior to the Business Combination is described in the Proxy in the section titled “Other Information Related to DEAC” and that information is incorporated herein by reference. The business of Old DK and SBTech prior to the Business Combination is described in the Proxy in the section titled “Business of DraftKings and SBTech” and that information is incorporated herein by reference.

Risk Factors

The risk factors related to the Company’s business and operations and the Business Combination are set forth in the Proxy in the section titled “Risk Factors” and that information is incorporated herein by reference.

Financial Information

Reference is made to the disclosure set forth in Item 9.01 of this Current Report on Form 8-K concerning the financial information of DEAC, Old DK and SBTech. Reference is further made to the disclosure contained in the Proxy in the sections titled “Selected Historical Consolidated Financial Information of DEAC,” “Selected Historical Consolidated Financial Information of DraftKings”, “Selected Historical Consolidated Financial Information of SBT”, “DEAC’s Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “DraftKings’ Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “SBT’s Management’s Discussion and Analysis of Financial Condition and Results of Operations”, which are incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Reference is made to the disclosure contained in the Proxy in the sections titled “DEAC’s Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “DraftKings’ Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “SBT’s Management’s Discussion and Analysis of Financial Condition and Results of Operations”, which are incorporated herein by reference.

Quantitative and Qualitative Disclosures about Market Risk

Reference is made to the disclosure contained in the Proxy in the sections titled “DraftKings’ Management’s Discussion and Analysis of Financial Condition and Results of Operations—Quantitative and Qualitative Disclosures About Market Risk” and “SBT’s Management’s Discussion and Analysis of Financial Condition and Results of Operations—Quantitative and Qualitative Disclosures About Market Risk”, which are incorporated herein by reference.

Properties

The properties of DEAC and each of Old DK and SBTech are described in the Proxy in the sections titled “Other Information Related to DEAC—Properties” and “Business of DraftKings and SBTech—Property”, respectively, and that information is incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to the Company regarding the beneficial ownership of Company common stock as of the Closing Date by:

•	each person known to the Company to be the beneficial owner of more than 5% of outstanding Company common stock;

•	each of the Company’s executive officers and directors; and

•	all executive officers and directors of the Company as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Company stock issuable upon exercise of options and warrants currently exercisable within 60 days are deemed outstanding solely for purposes of calculating the percentage of total voting power of the beneficial owner thereof.

The beneficial ownership of Company common stock is based on 312,451,027 shares of Company Class A common stock and 393,013,951 shares of Company Class B common stock issued and outstanding as of the Closing Date.

Unless otherwise indicated, the Company believes that each person named in the table below has sole voting and investment power with respect to all shares of Company common stock beneficially owned by them.

Name and Address of Beneficial Owner	Number of Shares of Class A Common Stock	%	Number of Shares of Class B Common Stock	%	% of Total Voting Power
Current Directors and Executive Officers
Jason Robins (1)(2)(3)	8,453,094	2.6%	393,013,951	100%	92.7%
Matthew Kalish (1)(3)(4)	4,017,566	1.3%	—	—	*
Paul Liberman (1)(3)(5)	4,661,765	1.5%	—	—	*
M. Gavin Isaacs (6)(7)	479,285	*	—	—	*
Woodrow Levin (1)(3)(8)	415,374	*	—	—	*
Shalom Meckenzie (6)	34,628,397	11.1%		—	*
Ryan R. Moore (1)(3)(9)	10,825,097	3.5%		—	*
Steven J. Murray (1)(3)(10)	7,767,580	2.5%	—	—	*
Hany M. Nada (1)(3)(11)	7,211,006	2.3%	—	—	*
Richard Rosenblatt (1)(12)	224,426	*		—	*
John S. Salter (1)(3)(13)	24,983,757	8.0%	—	—	*
Harry E. Sloan (14)	2,718,717	*		—	*
Marni M. Walden (1)(15)	89,878	*	—	—	*
R. Stanton Dodge (1)(16)	1,734,232	*		—	*
Jason Park (1)(17)	253,151	*	—	—	*
All Directors and Executive Officers as a Group (15 Individuals)	108,463,325	32.9%	393,013,951	100%	94.8%

Five Percent Holders
Shalom Meckenzie (6)	34,628,397	11.1%	—	—	*
RPII DK LLC (3)(18)	24,983,757	8.0%	—	—	*
TFCF Sports Enterprises, LLC (19)	18,546,667	5.9%	—	—	*

*	Less than one percent.
(1)	The business address of each of these shareholders is 222 Berkeley Street, 5th Floor, Boston, MA 02116.
(2)	Includes 1,314,329 shares of DraftKings Class A common stock and 7,004,943 vested options to exercise DraftKings Class A common stock beneficially owned by Mr. Robins, Jason Robins Revocable Trust u/d/t January 8, 2014, Robins Family Trust, Jason Robins 2020 Trust and/or Robins Grantor Retained Annuity Trust of 2020, for which Mr. Robins has sole investment and voting power. Also includes 125,752 shares of unvested DraftKings common stock that will vest within 60 days of the Closing Date.
(3)	Includes such holder’s pro rata portion of DraftKings Class A common stock underlying the private placement warrants transferred from Eagle Equity Partners and Harry Sloan to equityholders of Old DK that will become exercisable on May 23, 2020 as follows: 8,070 shares to Mr. Robins and entities affiliated with him; 7,174 shares to Mr. Kalish and entities affiliated with him; 6,792 shares to Mr. Liberman and entities affiliated with him; 1,983 shares to Mr. Levin and entities affiliated with him; 63,450 shares to Mr. Moore through entities affiliated with him; 47,317 to Mr. Murray through an entity affiliated with him; 43,926 shares to Mr. Nada through an entity affiliated with him; 152,190 shares to RPII DK LLC, for which Mr. Salter shares investment and voting power; and 112,978 shares to TFCF Sports Enterprises, LLC.
(4)	Includes 1,170,446 shares of DraftKings Class A common stock and 2,797,926 vested options to exercise DraftKings Class A common stock beneficially owned by Mr. Kalish, Kalish Family 2020 Irrevocable Trusts and Matthew P. Kalish 2020 Trust, for which Mr. Kalish has sole investment and voting power. Also includes 42,020 shares of unvested DraftKings common stock that will vest within 60 days of the Closing Date.
(5)	Includes 1,108,132 shares of DraftKings Class A common stock and 3,504,821 vested options to exercise DraftKings Class A common stock beneficially owned by Mr. Liberman, Paul Liberman 2015 Revocable Trust dated May 12, 2015, Paul Liberman 2020 Trust and Liberman Grantor Retained Annuity Trust of 2020, for which Mr. Liberman has sole investment and voting power. Also includes 42,020 shares of unvested DraftKings common stock that will vest within 60 days of the Closing Date.
(6)	The business address of Messrs. Isaacs and Meckenzie is c/o Herzog Fox & Neeman, Asia House, 4 Weizman St. Tel Aviv 6423904, Israel.
(7)	Represents vested options to exercise DraftKings Class A common stock.
(8)	Includes 323,480 shares of DraftKings Class A common stock and 82,802 vested options to exercise DraftKings Class A common stock beneficially owned by Mr. Levin, Levin Family 2015 Irrevocable Trust and OneSixRed LLC, for which Mr. Levin has sole investment and voting power. Also includes 7,109 shares of unvested DraftKings common stock that will vest within 60 days of the Closing Date.
(9)	Represents shares of DraftKings Class A common stock held by Accomplice Fund I, L.P., Accomplice Fund II, L.P., Accomplice Management Holdings, LLC, Accomplice DK Investors, LLC, Atlas Venture Fund VIII, L.P. and Accomplice DK Investors, for which Mr. Moore shares investment and voting control. Mr. Moore disclaims beneficial ownership of all shares except to the extent of his pecuniary interest, if any, therein.
(10)	Represents shares of DraftKings Class A common stock held by Revolution Growth III, LP. Mr. Murray is the operating manager of the ultimate general partner of Revolution Growth III, LP and may be deemed to have voting and dispositive power with respect to the securities held by Revolution Growth III, LP. Mr. Murray disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein.
(11)	Represents shares of DraftKings Class A common stock held by ACME SPV DK, LLC, for which Mr. Nada shares investment and voting control.
(12)	Represents 220,610 vested options to exercise DraftKings Class A common stock and 3,816 shares of unvested DraftKings common stock that will vest within 60 days of the Closing Date.
(13)	Represents shares of DraftKings Class A common stock held by RPII DK LLC, for which Mr. Salter shares investment and voting control.

(14)	Mr. Sloan’s business address is 2121 Avenue of the Stars, Suite 2300, Los Angeles, CA 90067. Amount includes 1,789,618 shares of DraftKings Class A common stock and 929,099 shares underlying private placement warrants and excludes 2,608,065 Earnout Shares which were placed in escrow at the Closing pursuant to the terms of the Earnout Escrow Agreement.
(15)	Represents 81,001 vested options to exercise DraftKings Class A common stock and 8,877 shares of unvested DraftKings common stock that will vest within 60 days of the Closing Date.
(16)	Includes 1,609,781 vested options to exercise DraftKings Class A common stock and 124,451 shares of unvested DraftKings common stock that will vest within 60 days of the Closing Date.
(17)	Includes 108,329 vested options to exercise DraftKings Class A common stock and 144,822 shares of unvested DraftKings common stock that will vest within 60 days of the Closing Date.
(18)	The business address of RPII DK LLC is 65 East 55th Street, 24th Floor, New York, NY 10022.
(19)	The business address of TFCF Sports Enterprises, LLC is 1211 Avenue of the Americas, New York, NY 10036.

Directors and Executive Officers

The Company’s directors and executive officers after the consummation of the Transactions are described in the Proxy in the section titled “Directors and Executive Officers of New DraftKings After the Business Combination” and that information is incorporated herein by reference.

Director Independence

Information with respect to the independence of the Company’s directors is set forth in the Proxy in the section titled “Directors and Executive Officers of New DraftKings After the Business Combination—Director Independence; Controlled Company Exemption” and that information is incorporated herein by reference.

Committees of the Board of Directors

Information with respect to the composition of the board of directors immediately after the Closing is set forth in the Proxy in the section titled “Directors and Executive Officers of New DraftKings After the Business Combination—Board Composition” and that information is incorporated herein by reference.

Executive Compensation

A description of the compensation of the named executive officers of DEAC and of Old DK before the consummation of the Business Combination is set forth in the Proxy in the sections titled “Other Information Related to DEAC—Executive Compensation and Director Compensation” and “DraftKings’ Executive and Director Compensation”, respectively, and that information is incorporated herein by reference.

At the Special Meeting, the DEAC stockholders approved the Incentive Plan. The description of the Incentive Plan is set forth in the Proxy section entitled “The Incentive Award Plan Proposal”, which is incorporated herein by reference. A copy of the full text of the Incentive Plan is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. Following the consummation of the Business Combination, the Company expects that the Board or the Compensation Committee will make grants of awards under the Incentive Plan to eligible participants.

Director Compensation

A description of the compensation of the directors of DEAC and of Old DK before the consummation of the Business Combination is set forth in the Proxy in the section titled “Other Information Related to DEAC—Executive Compensation and Director Compensation” and “DraftKings’ Executive and Director Compensation—Director Compensation”, respectively, and that information is incorporated herein by reference.

Certain Relationships and Related Party Transactions

The certain relationships and related party transactions of the Company are described in the Proxy in the section titled “Certain Relationships and Related Person Transactions” and that information is incorporated herein by reference.

Legal Proceedings

Reference is made to the disclosure regarding legal proceedings in the section of the Proxy titled “Other Information Related to DEAC—Legal Proceedings” and “Business of DraftKings and SBTech—Legal Proceedings” and that information is incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Information about the ticker symbol, number of stockholders and dividends for DEAC’s securities is set forth in the Proxy in the section titled “Market Price, Ticker Symbol and Dividend Information” and such information is incorporated herein by reference. As of the Closing Date, there were approximately 460 holders of record of the Company’s Class A common stock and approximately 331 holders of record of the Company’s warrants to purchase Class A common stock.

DraftKings’ Class A common stock and warrants began trading on Nasdaq under the symbols “DKNG” and “DKNGW”, on April 24, 2020, subject to ongoing review of DraftKings’ satisfaction of all listing criteria post-Business Combination. DEAC’s public units automatically separated into their component securities upon consummation of the Business Combination and, as a result, no longer trade as a separate security and were delisted from Nasdaq.

DraftKings has not paid any cash dividends on shares of its Class A common stock to date. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any dividends will be within the discretion of DraftKings’ board of directors.

Recent Sales of Unregistered Securities

Reference is made to the disclosure set forth below under Item 3.02 of this Current Report on Form 8-K concerning the issuance and sale by the Company of certain unregistered securities, which is incorporated herein by reference.

Description of Registrant’s Securities to Be Registered

The description of the Company’s securities is contained in the Proxy in the section titled “Description of New DraftKings Securities” and that information is incorporated herein by reference.

Immediately following the Closing, there were 312,451,027 shares of the Company’s Class A common stock issued and outstanding, held of record by 460 holders, 393,013,951 shares of the Company’s Class B common stock issued and outstanding, held of record by one holder and no shares of preferred stock outstanding, and 19,848,835 warrants outstanding held of record by 331 holders. Such amounts do not include DTC participants or beneficial owners holding shares through nominee names.

Indemnification of Directors and Officers

DraftKings has entered into indemnification agreements with each of its directors and executive officers. Each indemnification agreement provides for indemnification and advancements by DraftKings of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to DraftKings or, at our request, service to other entities, as officers or directors to the maximum extent permitted by applicable law.

Further information about the indemnification of DraftKings’ directors and officers is set forth in the Proxy in the section titled “Description of New DraftKings Securities—Limitation on Liability and Indemnification of Officers and Directors” and that information is incorporated herein by reference.

Financial Statements and Exhibits

The information set forth under Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

The information set forth under Item 4.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

Transaction Consideration

In connection with the Business Combination, at the Closing on April 23, 2020, DraftKings issued 186,335,592 shares of Class A common stock to the holders of common stock of Old DK and 40,739,291 shares of Class A common stock to the holders of ordinary shares of SBTech.

Private Placement and Convertible Notes

As previously disclosed, in connection with satisfying the Minimum Proceeds Condition (as defined in the Business Combination Agreement), DEAC entered into subscription agreements (the “Subscription Agreements”), each dated as of December 22, 2019, with certain institutional investors (the “Investors”), pursuant to which, among other things, DEAC agreed to issue and sell, in private placements, an aggregate of 30,471,352 shares of Class A common stock of DEAC for $10.00 per share and an aggregate of 3,000,000 warrants to purchase shares of Class A common stock of DEAC (the “Private Placement”). The warrants have terms identical to the Company’s publicly traded warrants.

On and after December 16, 2019, DraftKings issued subordinated convertible promissory notes to certain investors in an aggregate principal amount of approximately $109.2 million (the “Convertible Notes”). Pursuant to the terms of the Convertible Notes, the outstanding principal and accrued interest on the Convertible Notes converted immediately prior to the reincorporation into shares of DEAC Class A common stock, at a price per share equal to the price per share paid by the Investors in the Private Placement, which resulted in the issuance of 11,254,479 shares of DEAC Class A common stock on the Closing Date.

The Private Placement closed immediately prior to the Business Combination on the Closing Date. The shares of DEAC Class A common stock issued to the Investors and upon conversion of the Convertible Notes, were converted into shares of DraftKings Class A common stock upon consummation of the reincorporation and the Business Combination.

The shares issued to the Investors in the Private Placement and to the holders of Convertible Notes on the Closing Date were issued pursuant to and in accordance with the exemption from registration under the Securities Act, under Section 4(a)(2) and/or Regulation D promulgated under the Securities Act.

Item 3.03.	Material Modification to Rights of Security Holders.

On April 23, 2020, DEAC was reincorporated from the State of Delaware to the State of Nevada. We refer to the Company prior to the reincorporation as “DEAC” and following the reincorporation and before the consummation of the Business Combination as “DEAC NV”. Upon consummation of the merger of DEAC into DEAC NV, DEAC discontinued its existence as a Delaware company, with DEAC NV surviving the merger. Immediately thereafter, in connection with the consummation of the Business Combination, DEAC NV changed its name to DraftKings Inc. and adopted the amended and restated articles of incorporation) and the amended and restated bylaws.

Also as disclosed below in Item 8.01, in accordance with Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company is the successor issuer to DEAC and has succeeded to the attributes of DEAC as the registrant. In addition, the shares of common stock of DraftKings, as the successor to DEAC, are deemed to be registered under Section 12(b) of the Exchange Act.

The Company’s common stock and public warrants are listed for trading on Nasdaq under the symbols “DKNG” and “DKNGW,” respectively. Upon consummation of the Business Combination, the CUSIP numbers relating to the Company’s common stock and warrants changed to 26142R104 and 26142R112, respectively.

Amended and Restated Articles of Incorporation

Upon the closing of the Business Combination, DEAC’s amended and restated certificate of incorporation, dated May 10, 2019, was replaced with the amended and restated articles of incorporation of DraftKings, which, among other things:

(a) changes the Company’s name to DraftKings Inc.;

(b) increases the total number of authorized shares of all classes of capital stock, par value of  $0.0001 per share, from 401,000,000 shares, consisting of 400,000,000 shares of common stock, including 380,000,000 shares of Class A common stock, and 20,000,000 shares of Class B common stock, and 1,000,000 shares of preferred stock, to 2,100,000,000 shares, consisting of 1,800,000,000 shares of common stock, including 900,000,000 shares of Class A common stock, par value $0.0001 per share, and 900,000,000 shares of Class B common stock, par value $0.0001 per share, and 300,000,000 shares of preferred stock, par value $0.0001 per share;

(c) declassifies the Company’s board of directors;

(d) amends the terms of the shares of common stock, in particular to provide that each share of Class A common stock of DraftKings has one vote and each share of Class B common stock has ten (10) votes and that shares of Class B common stock are not entitled to dividends;

(e) permits stockholders to act by written consent in lieu of a meeting until the time that Mr. Robins beneficially owns less than a majority of the voting power of the voting stock;

(f) selects the Eighth Judicial District Court of Clark County, Nevada as the exclusive forum for any derivative action or proceeding brought on behalf of the Company, subject to certain limitations;

(g) establishes redemption rights and transfer restrictions with respect to capital stock held by any stockholders who are unsuitable persons and their affiliates; and

(h) eliminates certain provisions specific to DEAC’s status as a blank check company.

The shareholders of DEAC approved this amendment and restatement at the Special Meeting. This summary is qualified in its entirety by reference to the text of the amended and restated articles of incorporation, which is included as Exhibit 3.1 hereto and incorporated herein by reference.

Amended and Restated Bylaws

Upon the closing of the Business Combination, the Company’s bylaws were amended and restated to be consistent with DraftKings’ amended and restated articles of incorporation and to make certain other changes that Old DK’s board of directors deemed appropriate for a public operating company. This summary is qualified in its entirety by reference to the text of the amended and restated bylaws, which is included as Exhibit 3.2 hereto and incorporated herein by reference.

Item 4.01.	Change in Registrant’s Certifying Accountant.

(a) Dismissal of independent registered public accounting firm

On April 23, 2020, the Audit Committee of the Board of Directors of DraftKings approved the engagement of BDO USA, LLP (“BDO”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ended December 31, 2020. BDO served as independent registered public accounting firm of Old DK prior to the Business Combination. Accordingly, WithumSmith+Brown, PC (“Withum”), DEAC’s independent registered public accounting firm prior to the Business Combination, was informed that it would be replaced by BDO as the Company’s independent registered public accounting firm following completion of the Company’s review of the quarter ended March 31, 2020, which consists only of the accounts of the pre-Business Combination special purpose acquisition company, DEAC.

The reports of Withum on DEAC’s, the Company’s legal predecessor, consolidated balance sheet as of December 31, 2019 and the consolidated statements of operations, changes in stockholders’ equity and cash flows for the period from March 27, 2019 (inception) to December 31, 2019, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainties, audit scope or accounting principles.

During the period from March 27, 2019 (inception) to December 31, 2019, there were no disagreements between the Company and Withum on any matter of accounting principles or practices, financial disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Withum, would have caused it to make reference to the subject matter of the disagreements in its reports on the Company’s financial statements for such period.

During the period from March 27, 2019 (inception) to December 31, 2019, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act).

The Company has provided Withum with a copy of the foregoing disclosures and has requested that Withum furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company set forth above. A copy of Withum’s letter, dated April 28, 2020, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 5.01.	Changes in Control of Registrant.

Reference is made to the disclosure in the Proxy in the section titled “The Business Combination,” which is incorporated herein by reference. Further reference is made to the information contained in Item 2.01 to this Current Report on Form 8-K, which is incorporated herein by reference.

Immediately after giving effect to the Business Combination, there were 312,451,027 shares of DraftKings Class A common stock outstanding. As of such time, our executive officers and directors and their affiliated entities held 32.9% of our outstanding shares of Class A common stock.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Upon the consummation of the Transactions, and in accordance with the terms of the Business Combination Agreement, each executive officer of DEAC and DEAC NV ceased serving in such capacities; Jeff Sagansky, Scott Delman, Joshua Kazam, Fredric Rosen and Scott Ross ceased serving on DEAC’s board of directors; and Jeff Sagansky and Eli Baker ceased serving on DEAV NV’s board of directors. Jason Robins, Harry Sloan, Gavin Isaacs, Matthew Kalish, Woodrow Levin, Paul Liberman, Shalom Meckenzie, Ryan Moore, Steven Murray, Hany Nada, Richard Rosenblatt, John Salter and Marni Walden were appointed as directors of the Company, to serve until the next annual meeting of shareholders and until their successors are elected and qualified.

Upon the consummation of the Transactions, the Company established four board committees: audit committee, compensation committee, nominating and corporate governance committee and compliance committee. Messrs. Moore, Murray and Nada were appointed to serve on the Company’s audit committee, with Mr. Murray serving as the chair and qualifying as an audit committee financial expert, as such term is defined in Item 407(d)(5) of Regulation S-K. Messrs. Levin, Moore, Nada and Rosenblatt were appointed to serve on the Company’s compensation committee, with Mr. Nada serving as the chair. Messrs. Levin, Murray, Salter and Sloan and Ms. Walden were appointed to serve on the Company’s nominating and corporate governance committee, with Mr. Sloan serving as the chair. Messrs. Isaacs, Liberman and Salter and Ms. Walden were appointed to serve on the Company’s compliance committee, with Mr. Salter serving as the chair.

Following the consummation of the Transactions, the non-employee directors of the Company will be entitled to the following compensation for their service on the Board: (i) an annual cash retainer of  $45,000; (ii) an equity retainer with a grant date fair value equal to $200,000 prorated upon initial election to the Board and then each year at the annual meeting of the Company’s stockholders; (iii) an annual cash retainer of $20,000 for the chair of the audit committee, $17,500 for the chair of the compensation committee, $10,000 for the chair of the nominating and corporate governance committee and $10,000 for the chair of the compliance committee; (iv) an annual cash retainer of $10,000 for other members of the audit committee, $7,500 for other members of the compensation committee, $5,000 for other members of the nominating and corporate governance committee and $5,000 for other members of the compliance committee; and (v) an additional annual cash retainer of  $75,000 for serving as our non-executive chair or $20,000 for serving as our lead director, in each case, if applicable. Each grant of equity-based awards described above will vest in full on the earlier of (i) the next annual meeting of the Company’s stockholders following the grant date and (ii) the first anniversary of the grant date or such other circumstances as set forth in the applicable award agreement.

Additionally, upon consummation of the Transactions, Jason Robins was appointed as the Company’s Chief Executive Officer and Chairman of the Board; Matthew Kalish was appointed as President, DraftKings North America; Paul Liberman was appointed as President, Global Technology and Product; Stanton Dodge was appointed as Chief Legal Officer and Secretary; and Jason Park was appointed as the Company’s Chief Financial Officer.

Reference is made to the disclosure described in the Proxy in the section titled “Directors and Executive Officers of New DraftKings After the Business Combination” beginning on page 286 for biographical information about each of the directors and officers following the Transactions, which is incorporated herein by reference.

The information set forth under Item 1.01. Entry into a Material Definitive Agreement—Indemnification Agreement, —DraftKings Inc. 2020 Incentive Award Plan, —DraftKings Inc. Employee Stock Purchase Plan, and —Employment Agreements of this Current Report on Form 8-K is incorporated herein by reference. The material terms of the employment agreement with Mr. Park and Old DK, and of certain transaction-related awards granted by Old DK prior to the Business Combination, are described in the Proxy in the section titled “DraftKings’ Executive and Director Compensation—Employment Agreements and Transaction Awards” beginning on page 299 and are incorporated herein by reference. That summary of Mr. Park’s employment agreement is qualified in its entirety by reference to the text of Mr. Park’s employment agreement, which is filed as Exhibit 10.6 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure set forth in Item 3.03 of this Current Report on Form 8-K is incorporated in this Item 5.03 by reference.

Item 5.06.	Change in Shell Company Status.

As a result of the Business Combination, which fulfilled the definition of an “initial business combination” as required by DEAC’s organizational documents, the Company ceased to be a shell company upon the closing of the Business Combination. The material terms of the Business Combination are described in the sections titled “The Business Combination Proposal” and “The Business Combination Agreement” beginning on page 95 and 112, respectively, of the Proxy, and are incorporated herein by reference.

Item 8.01.	Other Events.

Upon the closing of the Business Combination, all outstanding shares of DEAC’s Class A common stock (including all of the outstanding shares of DEAC’s Class B common stock which were converted into shares of DEAC’s Class A common stock in connection with the Closing) were exchanged on a one-for-one basis for shares of DraftKings Class A common stock, and DEAC’s outstanding warrants were assumed by the Company and became exercisable for shares of DraftKings Class A common stock on the same terms as were contained in such warrants prior to the Business Combination. By operation of Rule 12g-3(a) under the Exchange Act, the Company is the successor issuer to DEAC and has succeeded to the attributes of DEAC as the registrant, including DEAC’s SEC file number (001-38908) and CIK Code (0001772757). The Company’s Class A common stock and public warrants are deemed to be registered under Section 12(b) of the Exchange Act, and the Company will hereafter file reports and other information with the SEC using DEAC’s SEC file number (001-38908).

The Company’s Class A common stock and public warrants are listed for trading on The Nasdaq Global Select Market under the symbols “DKNG” and “DKNGW,” respectively, and the CUSIP numbers relating to the Company’s Class A common stock and public warrants are 26142R 104 and 26142R 112, respectively.

Holders of uncertificated shares of DEAC’s Class A common stock immediately prior to the Business Combination have continued as holders of shares of uncertificated shares of DraftKings Class A common stock.

Holders of DEAC’s shares who have filed reports under the Exchange Act with respect to those shares should indicate in their next filing, or any amendment to a prior filing, filed on or after the Closing Date that the Company is the successor to DEAC.

Item 9.01.	Financial Statements and Exhibits.

(a)       Financial statements of businesses acquired.

The consolidated financial statements of DraftKings Inc., a Delaware corporation, as of December 31, 2019 and 2018 and for the years ended December 31, 2019, 2018 and 2017, the related notes and report of independent registered public accounting firm thereto are set forth in the Proxy beginning on page F-20 and are incorporated herein by reference.

The consolidated financial statements of SBTech (Global) Limited as of December 31, 2019 and 2018 and for the years ended December 31, 2019, 2018 and 2017, the related notes and report of independent registered public accounting firm thereto are set forth in the Proxy beginning on page F-57 and are incorporated herein by reference.

The consolidated financial statements of Diamond Eagle Acquisition Corp. as of December 31, 2019 and for the period from March 27, 2019 (date of inception) through December 31, 2019, the related notes and report of independent registered public accounting firm thereto are set forth in the Proxy beginning on page F-4 and are incorporated herein by reference.

(b)       Pro forma financial information.

Certain pro forma financial information of the Company is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

(d)       Exhibits.

Exhibit Number	Description
2.1†	Business Combination Agreement, dated as of December 22, 2019, by and among Diamond Eagle Acquisition Corp., DEAC NV Merger Corp., DEAC Merger Sub Inc., DraftKings Inc. (a Delaware corporation), SBTech (Global) Limited, the shareholders of SBTech (Global) Limited and the SBT Sellers’ Representative (incorporated by reference to Exhibit 2.1 of DEAC NV Merger Corp.’s Registration Statement on Form S-4 (Reg. No. 333-235805), filed with the SEC on April 14, 2020).
2.2	Amendment to Business Combination Agreement, dated as of April 7, 2020, among DraftKings Inc. (a Delaware corporation), SBTech (Global) Limited, SBTech’s shareholders, Diamond Eagle Acquisition Corp., DEAC NV Merger Corp. and a wholly-owned subsidiary of DEAC (incorporated by reference to Exhibit 2.4 of DEAC NV Merger Corp.’s Registration Statement on Form S-4 (Reg. No. 333-235805), filed with the SEC on April 14, 2020).
2.3	Agreement and Plan of Merger, dated as of March 12, 2020, by and among Diamond Eagle Acquisition Corp. and DEAC NV Merger Corp (incorporated by reference to Exhibit 2.3 of DEAC NV Merger Corp.’s Registration Statement on Form S-4 (Reg. No. 333-235805), filed with the SEC on April 14, 2020).
3.1	Amended and Restated Articles of Incorporation of DraftKings Inc.
3.2	Amended and Restated Bylaws of DraftKings Inc.
4.1	Form of Specimen Class A Common Stock Certificate of DraftKings Inc.
4.2	Form of Warrant Certificate of DraftKings Inc.
4.3	Warrant Agreement, dated May 10, 2019, by and between Diamond Eagle Acquisition Corp. and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 of Diamond Eagle Acquisition Corp.’s Current Report on Form 8-K filed on May 14, 2019).
4.4	Assignment and Assumption Agreement, dated April 23, 2020, by and among DraftKings Inc., DEAC, Continental Stock Transfer & Trust Company, Computershare Trust Company, N.A. and Computershare Inc.
10.1	DraftKings Inc. 2020 Incentive Award Plan.
10.2	Executive Employment Agreement, dated April 23, 2020, between DraftKings Inc. and Matt Kalish.
10.3	Executive Employment Agreement, dated April 23, 2020, between DraftKings Inc. and Paul Liberman.
10.4	Executive Employment Agreement, dated April 23, 2020, between DraftKings Inc. and Jason Robins.

10.5	DraftKings Inc. Employee Stock Purchase Plan.
10.6	Executive Employment Agreement, dated May 30, 2019, between DraftKings Inc. and Jason Park (incorporated by reference to Exhibit 10.3 of DEAC NV Merger Corp.’s Registration Statement on Form S-4 (Reg. No. 333-235805), filed with the SEC on April 14, 2020).
10.7	Form of Indemnification Agreement.
10.8	Escrow Agreement, dated April 23, 2020, by and among DraftKings Inc., Shalom Meckenzie, in his capacity as SBT Sellers’ Representative, Eagle Equity Partners LLC, Jeff Sagansky, Eli Baker, Harry Sloan, I.B.I. Trust Management, the trustee, and Computershare Trust Company, N.A., as escrow agent.
10.9	Stockholders Agreement, dated April 23, 2020, by and among DraftKings Inc., the DK Stockholder Group, the SBT Stockholder Group and the DEAC Stockholder Group.
10.10	Share Exchange Agreement, dated April 23, 2020, by and among DraftKings Inc., a Delaware corporation, Jason Robins and DEAC NV Merger Corp.
10.11†*	Agreement for the Provision of a Sports Betting Solution (“License Agreement”), between Sports Information Services Limited and Crown Gaming Inc., dated as of June 19, 2018 (incorporated by reference to Exhibit 10.5 of DEAC NV Merger Corp.’s Registration Statement on Form S-4 (Reg. No. 333-235805), filed with the SEC on April 14, 2020).
10.12†*	Addendum to License Agreement, between Sports Information Services Limited and Crown Gaming Inc., dated as of August 22, 2019 (incorporated by reference to Exhibit 10.6 of DEAC NV Merger Corp.’s Registration Statement on Form S-4 (Reg. No. 333-235805), filed with the SEC on April 14, 2020).
10.13	Amended and Restated Loan and Security Agreement (the ‘‘LSA’’), dated October 21, 2016, by and between DraftKings Inc. (a Delaware corporation) and Pacific Western Bank (incorporated by reference to Exhibit 10.7 of DEAC NV Merger Corp.’s Registration Statement on Form S-4 (Reg. No. 333-235805), filed with the SEC on April 14, 2020).
10.14	First Amendment to the LSA, dated July 28, 2017, by and between DraftKings Inc. (a Delaware corporation) and Pacific Western Bank (incorporated by reference to Exhibit 10.8 of DEAC NV Merger Corp.’s Registration Statement on Form S-4 (Reg. No. 333-235805), filed with the SEC on April 14, 2020).
10.15	Second Amendment to the LSA, dated December 28, 2017, by and between DraftKings Inc. (a Delaware corporation) and Pacific Western Bank (incorporated by reference to Exhibit 10.9 of DEAC NV Merger Corp.’s Registration Statement on Form S-4 (Reg. No. 333-235805), filed with the SEC on April 14, 2020).
10.16	Third Amendment and Joinder to the LSA, dated July 3, 2018, by and among DraftKings Inc. (a Delaware corporation), Crown Gaming Inc., Crown DFS Inc. and Pacific Western Bank (incorporated by reference to Exhibit 10.10 of DEAC NV Merger Corp.’s Registration Statement on Form S-4 (Reg. No. 333-235805), filed with the SEC on April 14, 2020).
10.17	Fourth Amendment to the LSA, dated December 19, 2018, by and among DraftKings Inc. (a Delaware corporation), Crown Gaming Inc., Crown DFS Inc. and Pacific Western Bank (incorporated by reference to Exhibit 10.11 of DEAC NV Merger Corp.’s Registration Statement on Form S-4 (Reg. No. 333-235805), filed with the SEC on April 14, 2020).
10.18	Fifth Amendment to the LSA, dated March 28, 2019 by and among DraftKings Inc. (a Delaware corporation), Crown Gaming Inc., Crown DFS Inc. and Pacific Western Bank (incorporated by reference to Exhibit 10.12 of DEAC NV Merger Corp.’s Registration Statement on Form S-4 (Reg. No. 333-235805), filed with the SEC on April 14, 2020).
10.19	Sixth Amendment to the LSA, dated August 15, 2019, by and among DraftKings Inc. (a Delaware corporation), Crown Gaming Inc., Crown DFS Inc. and Pacific Western Bank (incorporated by reference to Exhibit 10.13 of DEAC NV Merger Corp.’s Registration Statement on Form S-4 (Reg. No. 333-235805), filed with the SEC on April 14, 2020).
10.20	Seventh Amendment to the LSA, dated April 23, 2020, by and among DraftKings Inc. (a Nevada corporation), DraftKings Inc. (a Delaware corporation), Crown Gaming Inc., Crown DFS Inc. and Pacific Western Bank.
16.1	Letter from WithumSmith+Brown, PC to the SEC, dated April 28, 2020.
21.1	List of Subsidiaries
99.1	Unaudited Pro Forma Condensed Combined Financial Statements of the Company at December 31, 2019 and for the year ended December 31, 2019.

† Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

*Certain portions of this exhibit have been omitted pursuant to Regulation S-K Item 601(b)(10)(iv). The Registrant agrees to furnish an unredacted copy of the exhibit to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRAFTKINGS INC.

	By:	/s/ R. Stanton Dodge
	Name:	R. Stanton Dodge
	Title:	Chief Legal Officer and Secretary
Date: April 28, 2020